EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 13, 2010, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the consolidated financial statements which appear in the Annual Report on Form 10-K of Marketing Worldwide Corporation for the year ended September 30, 2009.

/s/ RBSM LLP

New York, New York
March 1, 2010